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[Note: A "[*]" indicates that material has been omitted pursuant to a request for confidential treatment and that the material has been filed separately.]

EXHIBIT 10.2

ASSIGNMENT

        FOR VALUE RECEIVED, ITN Energy Systems, Inc., a Colorado corporation ("ITN"), hereby assigns and transfers to Ascent Solar Technologies, Inc., a Delaware corporation, all right, title and interest owned by in and to the inventions and trade secrets set forth on Exhibit A attached hereto and made an integral part hereof.

        To the knowledge of ITN, the inventions and trade secrets assigned herein do not conflict with or infringe upon the property rights of any other person. However, certain of these inventions and trade secrets were invented pursuant to government contracts and are subject to certain government rights in connection therewith.

        ITN represents and warrants that the inventions and trade secrets set forth on Exhibit A were conceived or developed at least in part by ITN's employees and/or consultants with the duty to assign or convey all of their rights to such inventions and trade secrets to ITN.

        ITN will keep confidential all confidential information that is included within the trade secrets transferred hereunder. ITN may however use any such confidential information in connection with its own business. The confidentiality requirement of this paragraph will be inoperative as to any portion of such information which is or becomes generally available to the public other than as a result of disclosure by ITN in violation of this requirement or that is required by law to be disclosed.

        IN WITNESS WHEREOF, ITN has caused this instrument to be executed by its duly authorized officer this 17th day of January, 2006.

ITN Energy Systems, Inc.
By:	/s/ MOHAN MISRA Mohan Misra, President
STATE OF COLORADO	)
) SS.
COUNTY OF JEFFERSON	)

        I hereby certify that the foregoing Assignment was subscribed and sworn to before me this 17th day of January, 2006 by Mohan Misra as President of ITN Energy Systems, Inc.

        WITNESS my official hand and seal.

My commission expires:	/s/ Notary Public

[SEAL]

CONFIDENTIAL

EXHIBIT A

        The term "CIGS PV" means copper-indium-gallium-diselenide photovoltaics.

Inventions

        [*]

Trade Secrets

        [*]

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ASSIGNMENT